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                                                                 Exhibit (11)(b)


                           CONSENT OF SPECIAL COUNSEL

         We hereby consent to the use of our name and to the references to our firm under the caption "State Taxes - The Tennessee Fund" in the prospectus of Riverside Capital Tennessee Municipal Obligations Fund included in or made a part of Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A, File No. 33-21489, filed under the Securities Act of 1933, as amended, of The Sessions Group, and to the filing of our opinion as an exhibit to such Registration Statement.

                                             BURCH, PORTER & JOHNSON, PLLC

                                             /s/ Burch, Porter & Johnson, PLLC


MEMPHIS, TENNESSEE

OCTOBER 31, 1997